UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Excel Corporation
(Name of small business issuer in its charter)

Delaware	6794	27-3955524
(State or other jurisdiction	(Primary Standard	(I.R.S. Employer
of incorporation or organization)	Industrial Classification Code Number)	Identification Number)

1384 Broadway, 17th Floor, New York, New York 10018 212-391-1701
(Address and telephone number of registrant's principal executive offices and principal place of business)

Ruben Azrak Chairman & CEO Excel Corporation 1384 Broadway, 17th Floor New York, New York 10018 212-391-1701
Name, address, and telephone number of agent for service)

Copies to:

Mitchell Lampert, Esq.
Meister Seelig & Fein LLP
140 East 45th Street
New York, New York 10017
Telephone: 212-655-3575
Facsimile: 646-539-3675

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.0001 par value	250,000	$0.40	$100,000	$11.61

Total	250,000	$0.40	$100,000	$11.61

(1) No current trading market exists for our common shares. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, solely to compute the registration fee amount.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 25, 2011

PROSPECTUS

EXCEL CORPORATION
250,000 Shares of Common Shares

This is our initial public offering and no public market currently exists for the securities being offered. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

We are offering on a “best-efforts all or none basis” 250,000 shares of our common stock at a price of $0.40 per share. Should we be successful in selling all of the shares offered, we will receive $100,000 in proceeds before expenses. All subscriptions received from Investors will be deposited in an escrow account with Signature Bank, who will act as our Escrow Agent. The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of ninety (90) days from the date of this Prospectus or the date on which all 250,000 shares of common stock have been sold. In the event that all 250,000 Shares are not sold during the offering period, all proceeds from the sale of the shares will be returned to subscribers, without interest or deduction. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected or if all of the shares offered are not sold prior to the termination of this offering.

We are offering the shares in a direct public offering without an underwriter. The shares will be sold directly through the efforts of Charles Azrak, our Vice-President, Secretary Director. Mr. Azrak will receive no commissions or other compensation for his efforts in selling the shares. We have no other sales agents for this offering.

Shares will be sold to friends, family, business acquaintances, existing shareholders and other contacts. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. In offering the securities on our behalf, Mr. Azrak will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We are subject to many risks and an investment in our shares involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Carefully consider all of the factors described under the heading “Risk Factors” beginning on page 3 before investing in any of our shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities described in this prospectus will not be “Covered Securities” as that term is defined in Section 18(b) of the Securities Act of 1933, as amended, and therefore, will be subject to material restrictions and additional registration requirements at state law. See, the sections “Section 15(g) of the Exchange Act - Penny Stock Disclosure” and “Blue Sky,” below.

Prior to this offering, there has been no public market for our common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	250,000	$0.40	$0	$100,000
Total	250,000	$.40	$0	$100,000

Table of Contents

Prospectus Summary	5
Risk Factors	7
Special Note Regarding Forward-Looking Statements	16
Use of Proceeds	17
Determination of Offering Price	18
Dilution of the Price You Pay For Your Shares	18
Plan of Distribution and Terms of the Offering	19
Description of Securities	21
Market for Common Equity and Related Stockholders Matters	22
Principal Shareholders	24
Description of Our Business	27
Directors, Executive Officers, Promoters and Control Persons	30
Conflicts of Interest	33
Related Party Transactions	34
Executive Compensation	34
Indemnification	35
Interest of Named Experts and Counsel	35
Management Discussion and Analysis	36
Where You Can Find More Information	38
Index to Financial Statements	F-1

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities being offered here. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,””Management’s Discussion and Analysis or Plan of Operation,” as well as our historical and pro forma financial statements and related notes included elsewhere in this prospectus.

Unless the context suggests otherwise, references in this prospectus to “we,” “our,” “us” and “our company” are to Excel Corporation, a Delaware company. Unless otherwise indicated, the information contained in this prospectus is as of the date of this Prospectus.

Business Summary

We were organized in 2010 and have not yet commenced commercial operations. We are a licensing, company focused on bringing national and international brands to the retail marketplace. Our business strategy is to develop or acquire brands and to enter into strategic licenses and distribution agreements with partners who have the ability to develop, design, manufacture and distribute licensed products. While our Management has significant experience, primarily in apparel licensing ventures, we intend to seek licenses in a variety of industries.

Our business strategy is to select the appropriate branded products for the market we are targeting and leverage the senior relationships of our management team to facilitate. Based upon the experience of our Management, we expect that our licenses will typically require our licensees to pay us royalties based upon net sales with guaranteed minimum royalties in the event that net sales do not reach specified targets. We further expect that any licenses we issue will require licensees to pay us certain minimum amounts for the advertising and marketing of the respective license brands.

We intend to acquire, develop and license brands in a broad range of products categories. We also intend to acquire, develop and license select brands where the brand name can be leveraged into new categories. Our objective is to develop a diversified portfolio of iconic consumer brands by issuing licenses and then organically growing the existing portfolio, licensing new brands and entering into joint ventures or other partnerships with the goal of leveraging the experience of management in the license of branded merchandise.

Our address is 1384 Broadway, 17th Floor, New York, New York 10018 and our telephone number is 212-391-1701. Our fiscal year end is December 31.

Corporate History

We were incorporated in Delaware on November 13, 2010 as Ruby Worldwide, Ltd. On November 30, 2010 we amended our Certificate of Incorporation to authorize the issuance of up to 200,000,000 shares of common stock, $.0001 par value and 10,000,000 shares of preferred stock, $.0001 par value. On January 19, 2011 we amended our Certificate of Incorporation to change our corporate name to Excel Corporation.

Offering Summary

Securities offered by us:	250,000 shares of common stock

Offering price per share:
The Offering price is $0.40 per share. The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

Proceeds to us:	$100,000 before expenses associated with this offering

Use of proceeds:	Working Capital and to investigate potential brand acquisitions.

Number of common shares outstanding before the offering:	29,486,000

Number of common shares outstanding after the offering:	29,736,000

Offering period:
This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 250,000 shares is completed, or (ii) 90 days from the effective date of this document. If all of the shares offered are not sold prior to the termination of this offering, all subscriptions for shares will be returned to investors without interest and without deduction.

Risk Factors:
An investment in our stock involves a very high degree of risk. You should purchase our stock only if you afford a complete loss of your purchase. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in shares of our stock.

Financial Summary

The following tables set forth summary financial data derived from our financial statements. The following data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus. Our historical results are not necessarily an indication of the results to be expected for any future period.

Table A: Condensed Statements of Operations

From inception, November 13, 2010 to December 31, 2010 and three month Period Ended March 31, 2011

	Inception November 13, 2010 to December 31, 2010	Three months Ended March 31, 2011
Sales	$0	$0
Gross profit	$0	$0
Operating Expenses	$750	$(1,400)
Other income (expense) - net	$0	$0
Net income (loss)	$(750)	$(1,400)

Table B: Balance Sheet
For period ending December 31, 2010 and March 31, 2011

	December 31, 2010	March 31, 2011
Current Assets	$40,722	$222,044
Current Liabilities	$0	$0
Working Capital (Deficit)	$40,722	$222,044

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward Looking Statements” in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

If we fail to develop our brands cost-effectively, our business may be adversely affected.

Successful promotion of our brands will depend largely on the effectiveness of our marketing efforts and those of our licensees. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building the brands. If we fail to successfully promote and maintain our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The licensing business in general is highly competitive and fragmented. Our competitors will include numerous licensors, and our own customers’ private label programs. We will face competition on many fronts, including the following: (i) establishing and maintaining favorable brand recognition; (ii) developing products that appeal to customers; and (iii) pricing products appropriately. Most of our competitors will be larger than us and have access to significantly greater financial, marketing and other resources than us. We believe that the principal competitive factors in the industry are: (1) brand name and brand identity, (2) timeliness, reliability and quality of service provided, (3) price, (4) the ability to anticipate consumer demands; and (5) market share. There can be no assurance that we will be able to compete successfully. If we are unable to successfully compete in this market, our business, prospects, financial condition and results of operations will be materially adversely affected.

Some of our competitors will also offer a wider range of branded lines; have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities and customer desires, undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our current and potential competitors may have more extensive customer bases and broader customer relationships than we have. In addition, these companies may have longer operating histories and greater name recognition than we have and may be able to acquire more desirable brands or licensees that we can. These competitors may be better able to exploit branded merchandise. If we are unable to compete with such companies, the demand for our licensed products could be insufficient to allow us to profit from our activities.

We may not be able to anticipate consumer preferences and trends, which could negatively affect acceptance of our products by retailers and consumers and result in a significant decrease in net sales.

The products sold under our brand names must appeal to a broad range of consumers, whose preferences cannot be predicted with certainty and are subject to rapid change. Products sold under our brands will need to successfully meet constantly changing consumer demands. If our branded products are not successfully received by retailers and consumers our business, financial condition, results of operations and prospects may be harmed.

We may become subject to local laws and regulations in the U.S. If any of the laws are amended, compliance could become more expensive and directly affect our income.

We may become subject to U.S. federal, state and local laws and regulations affecting our business, various labor, workplace and related laws, as well as environmental laws and regulations. We intend to comply with such laws, but new restrictions may arise that could materially adversely affect our Company. If any of these laws are amended or new laws are adopted, compliance could become more costly, and our failure to comply with such laws may expose us to potential liabilities, which could have an adverse impact on our results of operation.

The downturn in the economy has negatively affected consumer purchases of discretionary items and can adversely affect our sales.

The success of our operations will depend upon a number of factors relating to consumer spending, primarily in the United States, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, the availability of consumer credit, consumer confidence in future conditions and tax rates. Consumer spending might decline in response to economic conditions, thereby adversely affecting our growth, net sales and profitability. Consumer purchases of discretionary items, including our products, have declined during the current recessionary period and also may decline at other times when disposable income is lower. A further downturn in the economy may adversely affect our sales.

Our ability to generate revenues will depend upon our ability to identify licensees that can develop, design, manufacture, market and distribute compelling products.

The ability to develop brands and products that the market finds desirable and willing to purchase is critically important to our success. In order to succeed, we will need to license our brands to entities that have the ability to design, manufacture, market and distribute products that will be appealing to the market. If we fail to license our brands to licensee who have these abilities, there may not be any or only limited demand for products that carry our licensed brands. If this were to happen, our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if our licensees alter, or develop new product lines in the future that market demand for these will develop, which would adversely affect our business.

We will incur significant costs complying with our obligations as a reporting issuer, which will decrease our profitability.

Upon the effectiveness of our registration statement, we will file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs will exceed $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases. Those obligations will reduce our resources to fund our operations and may prevent us from meeting our normal business obligations. Compliance costs will be charged to operations and will negatively impact our profitability.

RISKS RELATED TO OUR MANAGEMENT

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key technical personnel, each of whom would be difficult to replace. In particular, Ruben Azrak, our Chairman and Chief Executive Officer is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Azrak or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our anticipated growth, we may not be able to successfully implement our business plan.

We are anticipating a period of growth in our headcount and operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this expected growth effectively. To do so, we believe we will need to continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and our reporting procedures and systems. The expected addition of new employees and the capital investments that we anticipate will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, we will be unable to execute our business plan.

None of our officers and directors have any meaningful accounting or financial reporting education or experience, which increases the risk we may be unable to comply with all rules and regulations.

Our ability to meet our ongoing reporting requirements on a timely basis will be dependent to a significant degree on advisors and consultants. Our officers and directors have no meaningful accounting or financial reporting education or experience. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We do not have compensation or an audit committee, so shareholders will have to rely on the directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the members of our board of directors. Until we have an audit committee or independent directors, there may less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 74% of our outstanding common shares on a fully diluted basis, assuming all of the 250,000 shares we are offering are sold and assuming none of the 250,000 shares are purchased by any of our officers or directors. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or By-laws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our officers and directors collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

If we fail to hire a separate financial officer, we may become unable to implement and monitor financial controls sufficient to ensure maximum profitability and comply with applicable regulatory requirements.

Ruben Azrak is our Principal Accounting Officer and assumes both this position along with being our Chief Executive Officer and Chairman of the Board. Although we intend to hire a Chief Financial Officer in 2012, there is no assurance that we will have sufficient financial resources to do so. Our accounting controls may be ineffective unless we obtain the services of a separate Chief Financial Officer.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

 We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The licensing industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent, trademark, copyright and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

•	divert management’s attention;
•	result in costly and time-consuming litigation;
•	require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

•	require us to modify our brands, trademarks, copyrights and/or patents to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our agreements with our licensees will likely require us to indemnify them for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no public trading market for our common stock so you may not be able to resell your stock and may not be able to turn your investment into cash.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you may have to locate a buyer and negotiate your own sale.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

To date, we have relied on outside financing to fund our operations and we expect our operations will require additional capital as our business develops. In particular, we may require additional capital from equity or debt financing in the future to:

•	Acquire or develop brands to license to third parties;
•	Market and/or advertise our brands;
•	Fund our operations;
•	Respond to competitive pressures;
•	Take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary brands, products, technologies or businesses; and
•	Protect our intellectual property.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

•	the timing of our brand acquisition, development and/or licensing activities;
•	the scope of our marketing and advertising efforts;
•	our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;
•	general economic conditions;
•	changes in our pricing policies or those of our licensees;
•	our ability to expand our business;
•	the effectiveness of our personnel;
•	new product introductions;
•	costs associated with future acquisitions of brands; and
•	extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire brands or businesses that own and/or license brand name goods. We also may enter into relationships with other businesses in order to expand our product offerings, which could involve preferred or exclusive licenses, additional channels of distribution or discount pricing or investments in other companies.

Our completed acquisitions of brands or businesses and any future acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the acquired brands or business operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions of brands or businesses may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all. In connection with one or more of those transactions, we may:

•	issue additional equity securities that would dilute our stockholders;
•	use cash that we may need in the future to operate our business;
•	incur debt on terms unfavorable to us or that we are unable to repay;
•	incur large charges or substantial liabilities;
•	encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;
•	become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

•	encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board. If for any reason our securities are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so. No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

Should we be successful in having our common shares quoted on the Over the Counter Bulletin Board, common stockholders will be subject to the “Penny Stock” Rules of the SEC and the trading market in our common shares would be very limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. These rules may affect your ability to resell your shares.

Our shares are not currently traded on any stock exchange or quoted on any stock quotation system. We intend to file an application for quotation on the OTC Bulletin Board upon completing this Offering. There can be no assurance we will be successful in our application, however, should we receive approval for quotation on the OTC Bulletin Board the SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our common shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our shares.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The market price of our shares would decline if our restricted shareholders sell a large number of shares.

A total of 29,486,000 shares have been issued to the existing stockholders, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future products;
•	projections of costs, revenue, earnings, capital structure and other financial items;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;
•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

We are conducting this offering on a best-effort, all or none basis. In the event that all 250,000 Shares are not sold during the offering period, all proceeds from the sale of the shares will be returned to subscribers, without interest or deduction. If we sell all of the shares offered, we will receive $100,000 in gross proceeds, but there can be no assurance that all or any of the shares will be sold. The proceeds are expected to be disbursed, in the priority set forth in the table below, during the first twelve months after the successful completion of the offering of the securities offered for sale by us:

Total Proceeds	$100,000

Use of Net Proceeds
Costs associated with Investigating acquisition of Brands to License	$50,000

Working Capital	$50,000

Total Use of Net Proceeds	$100,000

Brand investigation expenses consist primarily of communication expenses, travel and compensation for personnel and fees for outside professional contractors. We plan to use the net proceeds from this offering to identify and if possible acquire a brand or brands to license and for working capital.

We do believe our anticipated funds from operations and the cash we currently have, will provide us with sufficient funds to meet our cash requirements for our business operations for at least twelve months following the date of this registration statement, although acquisitions of brands or businesses in excess of our capital resources would likely require us to raise additional debt or equity capital to fund such acquisitions.

Our officers and directors will have broad discretion in allocating a substantial portion of the proceeds of this offering.  We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

There have been no services performed, and we do not anticipate that there will be any, by our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds from this offering. None of the offering proceeds we receive will be used to make loans to officers, directors or affiliates.

Our description represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business.  Our estimates may prove to be inaccurate. We based this estimate on various assumptions, including our anticipated sales and marketing expenditures, gross margins, general operating expenses and revenues.  If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories.  We may undertake new activities that will require considerable additional expenditures, or unforeseen expenses may occur. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations.

If we needed to raise additional capital in the future, there is no assurance that we would be successful in raising any debt or equity capital when it is needed or on suitable terms. The cost of debt financing could be high, which may prevent us from earning a profit and the cost of equity financing could be substantially dilutive to our shareholders. If we are unable to raise the capital we need in the time required or on suitable terms, our business would fail and investors could lose their entire investment.

DETERMINATION OF OFFERING PRICE

There is no established public market for the securities being registered.  As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

In determining the offering price of the shares we considered several factors including the following:

•	the risks we face as a business;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the high offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 29,486,000 common shares issued and outstanding and, a net tangible book value of $222,044, or $0.008 per share of common stock as of March 31, 2011.

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering. After giving effect to the sale of 500,000 shares at an offering price of $0.40 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.008 to $0.011 per share. This represents an immediate increase in the net tangible book value of approximately $0.003 per share to current shareholders, and immediate dilution of about $0.389 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.400
Net tangible book value per share prior to offering	$0.008
Increase per share attributable to new investors	$0.003
Net tangible book value per share after offering	$0.011
Dilution per share to new investors	$0.389
Percentage dilution	97.3%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Offering

We are offering on a best-efforts all or none basis up to 250,000 shares of our common stock at a price of $0.40 per share. In the event that all 250,000 Shares are not sold during the offering period, all proceeds from the sale of the shares will be returned to subscribers, without interest or deduction. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected or if all of the shares offered are not sold prior to the termination of this offering.  If we sell all of the shares offered, we will receive $100,000 in proceeds, but there can be no assurance that all or any of the shares will be sold.

This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 250,000 shares is completed, or (ii) 90 days from the effective date of this document.

No Broker Is Being Utilized In This Offering

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA’s corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Plan of Distribution

The shares will be sold directly through the efforts of Charles Azrak, our Vice President, Secretary and Director. Mr. Azrak will receive no commissions or other compensation for his efforts in selling the shares. We have no other sales agents for this offering.

Shares will be sold to friends, family, business acquaintances and other contacts.  The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. In offering the securities on our behalf, Mr. Azrak will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements.

Although Charles Azrak is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

1. He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities,

2. He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;

3. He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

4. He meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Azrak is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Subscriptions

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected. There will be an escrow account, with Signature Bank as Escrow Agent, into which all proceeds from subscribers in this offering will be deposited. The funds held in escrow will not be released to us unless and until we have received $100,000 in subscriptions from potential purchasers for the sale of the 250,000 shares being offered in this offering. In the event that subscriptions for $100,000 are deposited in the escrow account during the offering period, all funds held in escrow from the sale of our securities will be released to us. If all of the shares offered are not sold prior to the termination of this offering, all funds held in escrow will be returned to subscribers without interest and without any deduction.

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to “Signature Bank – Escrow Agent for Excel Corporation”.  Subscriptions, once executed, are irrevocable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our securities. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.0001 per share and 10,000,000 shares of preferred stock, $.0001 par value. As of March 31, 2011, there were 29,486,000 shares of common stock held by 45 holders of record and no Preferred Stock issued or outstanding.

Dividends:

The holders of our common stock are entitled to dividends as our board of directors may declare, from time to time, from funds legally available, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Distribution to holders of common stock:

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

Non-cumulative voting:

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our articles of incorporation do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of a majority in voting power of the shares issued and outstanding and entitled to vote at such meeting of shareholders will constitute a quorum at such meeting of the shareholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Preemptive rights:

Upon the consummation of this offering, no holder of our common stock will have any preemptive right to subscribe for any shares of our capital stock issued in the future.

Preferred Stock

Our Articles of Incorporation provide that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval. The holders of our preferred stock may be entitled to preferences over common shareholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. As of March 31, 2011, no shares of our preferred stock have been issued and we have no plans to issue any shares of preferred stock.

Options

Our board of directors has authorized the 2010 Stock Incentive Plan which provides us with the ability to issue options on up to 4,000,000 common shares. As of the date of this Prospectus, no options were issued under the Plan.

Anti-takeover provisions

There are no anti-takeover provisions that may have the affect of delaying or preventing a change in control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

No Public Market for Common Stock

This is our initial public offering and no public market currently exists for the securities being offered. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

Following the closing of this offering , we anticipate applying for trading of our securities on the over the counter bulletin board, maintained by the Financial Industry Regulatory Authority (FINRA), upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the bulletin board, including:

•	we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;
•	we must remain current in our filings;
•	we must find a member of FINRA to file a form 211 on our behalf.

The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We have had no discussions with any market makers and there is no assurance that our shares will ever be approved by FINRA to be quoted on the Bulletin Board.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. This imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares. Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. However, the application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Blue Sky

Our common stock holders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having out shares available for trading on a stock exchange, investors should consider any secondary market for our securities to be a limited one.

We intend to seek coverage and publication of information about us in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports and many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Stock transfer agent

We have engaged the services of Interwest Transfer Company, Inc. to act as our stock transfer agent. Interwest’s address and telephone number are P.O. Box 17136, Salt Lake City, UT  84117; telephone (801)272-9294.

PRINCIPAL SHAREHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person (including any group) known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. As of the date of this prospectus, there were 29,486,000 shares of common stock outstanding and no preferred stock outstanding. All ownership listed below relates to our $.0001 par value common stock.

Each stockholder's address is in care of our company at 1384 Broadway, New York, New York 10018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (4)	Percentage Before Offering	Percentage After Offering (5)

Ruben Azrak1	3,104,600	10.5%	10.4%
Charles Azrak1	3,104,600	10.5%	10.4%
Victor Azrak1	3,104,600	10.5%	10.4%
Sarah Azrak1	3,104,600	10.5%	10.4%
Ruben Azrak Trust1	6,902,600	23.4%	23.2%
Joseph Azrak1	2,800,000	9.5%	9.4%
Mark Salaman2	1,807,000	6.1%	6.1%
Dennis Ringer3	2,308,000	7.8%	7.8%
All officers and Directors as a group (3 persons)	22,121,000	75.0%	74.4%

1 Victor and Charles Azrak are the sons of Ruben and Sarah Azrak and Joseph Azrak is the cousin of Ruben Azrak. Each of Ruben Azrak, Charles Azrak, Victor Azrak, Sarah Azrak, Joseph Azrak and Ruben Azrak Trust disclaim beneficial ownership of any Shares not held in such person’s specific name.

2 Mark Salaman’s brothers, Steven Salaman and Michael Salaman, own 1,000,000 and 500,000 shares respectively, of our common stock. Each of Mark Salaman, Steven Salaman and Michael Salaman disclaims beneficial ownership of any Shares not held in such person’s specific name. The share ownership listed in the chart above for Mark Salaman does not include shares owned by his brothers Mark Salaman, Steven Salaman and Michael Salaman have agreed with us to “lock-up” and not sell for a period of one year from the date of issuance (December 1, 2010), 700,000, 900,000 and 400,000 Shares, respectively, owned by such persons, subject to earlier release at the discretion of our Board of Directors.

3 Dennis Ringer’s brother-in-law, Gabriel Zeitouni, owns 300,000 shares of our common stock. Each of Mr. Ringer and Mr. Zeitouni disclaims beneficial ownership of any shares not held in such person’s specific name. The share ownership listed in the chart above for Dennis Ringer does not include shares owned by Mr. Ringer’s brother-in-law. Mr. Ringer has agreed with us to “lock-up” and not sell for a period of one year from the date of issuance (December 1, 2010) 2,000,000 Shares owned by Mr. Ringer, subject to earlier release at the discretion of our Board of Directors.

4 Assumes that our officers and directors do not acquire shares in our offering.

5 A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.

Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Although Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers, and persons who own more than five percent of a Company’s securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A, we do not intend to initially register any class of securities under Section 12 of the Exchange Act and accordingly will not be subject to such rules.

FUTURE SALES BY STOCKHOLDERS

The 250,000 shares of common stock offered for sale in this prospectus will be freely tradable without restrictions upon effectiveness of this registration statement.

A total of 29,486,000 shares have been issued to our shareholders prior to the date of this Prospectus. All of such shares are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least six months, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale.

Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates, who have held their restricted shares for six months, may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Sales may only be made under Rule 144 where there is available adequate current public information with respect to the issuer of the securities in accordance with Rule 144(c)(1), except for sales by non-affiliates that have owned our shares for at least one year, who may sell shares after one year without regard to current information. Rule 144(c)(1) deems such information to be available if either the issuer has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or has been subject to the reporting requirements of Section 13 of that Act for a period of at least 90 days immediately preceding the sale of the securities and has filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the issuer was required to file such reports).

When the shares become eligible to be sold pursuant to Rule 144 and if we are able to obtain approval for our shares to be quoted on the OTC Bulletin Board, then sales of large amounts of shares that may be sold in the future could have a significant depressive effect on the market value of our shares. This would therefore reduce new investors' ability to sell their shares into the market and negatively impact their ability to receive either a return on their investment or the amount invested.

DESCRIPTION OF OUR BUSINESS

Corporate History

We were incorporated in November 2010 for the purpose of commencing a licensing business. Each of our officers and directors has many years of experience in this area. In November 2010 we amended our Article of Incorporation to amend our authorized capital from a non-stock corporation to its present authorized capital of 200,000,000 shares of common stock, $.0001 par value and 10,000,000 shares of preferred stock, $.0001 par value. In January 2011 we again amended our Article of Incorporation to change our corporate name from Ruby Worldwide, Ltd. to Excel Corporation.

Business Summary

Our address is 1384 Broadway, 17th Floor, New York, New York 10018 and our telephone number is 212-391-4600.

Principal Services

We are a United States based licensing, merchandising and distribution company focused on bringing national and international brands to the retail marketplace through licenses that we grant to manufacturers, distributors and/or retailers. We intend to either acquire these brands or license them from brand owners and then license those brands to third party licensees. Our business strategy is to select the appropriate branded products for the United States and international markets and leverage the senior relationships of our management team and that of our licensees to facilitate sales of branded products.

If we license a brand from a brand owner, we expect that such a license will typically require us to pay royalties based upon net sales with guaranteed minimum royalties in the event that net sales do not reach specified targets.  Licenses for brands also typically require a licensee to pay to the brand owner certain minimum amounts for the advertising and marketing of the respective license brand. We intend to seek royalties from our licensees for brands that we own or for those which we license from others, together with minimum royalties and advertising and marketing fees so as to offset any expenses we incur either as a brand owner or as a brand licensee.

We intend to license brands to domestic and/or international partners that have the demonstrated ability to produce quality products that been successfully marketed and sold domestically and/or internationally in a broad range of products categories.   Our objective is to develop a diversified portfolio of iconic consumer brands by organically growing a portfolio, licensing new brands and entering into joint ventures or other partnerships with the goal of leveraging the experience of our brand management and existing infrastructure.

Target Market

The Company is a licensing company focused on bringing national and international brands to the mass marketplace by licensing our brands to manufacturers, distributors and retailers. Our goal is to collaborate with our business partners to market and sell branded goods to all ages in wholesale, retail and on-line channels.

The target market for our portfolio of licensed brands will consist primarily of young lifestyle customers who are physically active and participate in more than one sporting activity or have aspirations to appear physically active.  These are consumers that are both brand and quality conscious.

Through different licensed brands, the Company intends to target consumers who want to be ahead of the latest styles and trends as well as consumers that connect with the heritage and tradition of an age-old brand and value its authenticity.  In all cases, we will be targeting consumers that look for top performance, high quality and comfortable products that are affordably priced.

Sales Cycle

Many product lines are seasonal in nature.  While we have not identified any specific brand or items for sale as of the date of this Prospectus, it can be assumed that any sales bearing our brands will vary as a result of seasons, holidays, weather, and the timing of product shipments.  Accordingly, a portion of our revenue from our licenses will likely be subject to seasonal fluctuations.  The results of operations in any quarter therefore may not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

Product Selection

We intend to primarily license products designed and developed by our license partners.  However, we anticipate that from a selection offered by our partners, our senior executives will be instrumental in creating a focused product program to be shown to U.S. and International customers.  We also anticipate that our license partners will source the products, primarily from non-U.S. and non- European sources, and will negotiate manufacturing and quality control standards for the products.

We do not own or operate any manufacturing facilities. We expect that our products will be distributed through the following distribution channels:

·	With licensor approval, mass merchants;
·	Department stores;
·	Sporting goods chains;
·	Specialty stores;
·	Chain stores;
·	Internet merchants;
·	With licensor approval, discount stores; and
·	Other media oriented retailers.

Industry Regulations/Standards

We are subject, both directly and indirectly, to various laws and regulations relating to our business.  See “Risk Factors — We are subject to local laws and regulations in the U.S.  If any of the laws are amended, compliance could become more expensive and directly affect our income.”  We intend to comply with such laws, but new restrictions may arise that could materially adversely affect our Company.

Research and Development

We do not currently have a budget specifically allocated for research and development purposes.

Competition

Royalties paid to us under our licensing agreements will generally be based on a percentage of our licensee's net sales of licensed products. The sale of branded goods is subject to extensive competition by numerous domestic and foreign companies. Factors which shape the competitive environment include quality of construction and design, brand name, style and color selection, price and the ability to respond quickly to the retailer on a national basis. In recognition of the increasing trend towards consolidation of retailers and greater emphasis by retailers on the manufacture of private label merchandise, in the United States our business plan will focus on creating strategic alliances with major retailers for their sale of products bearing our brands through the licensing of our trademarks directly to manufacturers, distributors and retailers. Therefore, our degree of success is dependent on the strength of our brands, consumer acceptance of and desire for our brands, our licensees' ability to design, manufacture and sell products bearing our brands and to respond to ever-changing consumer demands, and any significant failure by our licensees to do so could have a material adverse effect on our business prospects, financial condition, results of operations and liquidity. We cannot control the level of resources that our licensees commit to supporting our brands, and our licensees may choose to support other brands to the detriment of ours.

There are numerous risk factors that apply to the businesses of retailers that can affect their level of sales of products that carry our brands. Any decline in sales by our licensees can adversely affect our revenues. Factors that may adversely affect retailers include the following: weather; changes in the availability or cost of capital; shifts in the seasonality of shopping patterns; labor strikes or other work interruptions including work interruptions that impact supply chains and transport vendors; the impact of excess retail capacity; changes in the cost of accepting various payment methods and changes in the rate of utilization of these payment methods; material acquisitions or dispositions; investments in new business strategies; the success or failure of significant new business ventures or technologies; actions taken or omitted to be taken by legislative, regulatory, judicial and other governmental authorities and officials; and natural disasters, the outbreak of war, acts of terrorism or other significant national or international events.

The risks associated with our business are likely to be more acute during periods of economic slowdown or recession. In addition to other consequences, these periods may be accompanied by decreased consumer spending generally, as well as decreased demand for, or additional downward pricing pressure on, the products carrying our brands. Accordingly, any prolonged economic slowdown or a lengthy or severe recession with respect to either the U.S. or the global economy is likely to have a material adverse effect on our results of operations, financial condition and business prospects. As a result, given the deteriorating position of the U.S. and global economy, as well as the decreased purchasing power of consumers, we expect that our business will continue to suffer for so long as, and to the extent that, such adverse economic conditions exist.

In addition, other companies owning established trademarks could also enter into similar arrangements with retailers.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our current and potential competitors may have more extensive customer bases and broader customer relationships than we have.

We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to market conditions.  Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly and economically to any developments.

Our ability to compete will also depend on the strength of our brands, our ability to attract and retain key talent and other personnel, the efficiency of development and marketing. All these activities require significant financial resources.  We may not be able to sustain competition.  Our inability to compete effectively would have an adverse impact on our business.

Intellectual Property

We do not own any patents, trademarks, licenses, franchises or concessions as of the date of this Prospectus.

Employees

We have no full-time employees. Each of our three officers is employed in other businesses, many of which may be deemed competitive with our business. We may hire some full time employees once we acquire or develop brands to license.

We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified independent contractors. There can be no assurance that we will be able to attract and retain such individuals or companies.

Properties

We have our corporate headquarters in New York, New York at the offices of our Chairman and CEO, Ruben Azrak. We do not pay any rent as of the date of this Prospectus, but may take separate facilities or begin paying rent to Mr. Azrak in the future. There can be no assurance that any rent we pay in the future will be on commercially acceptable terms or will be fair to the Company.

Material agreements

We have no material agreements as of the date of this Prospectus.

Legal proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation. However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names, ages and positions of our officers and directors are set forth below:

Name	Age	Title	Held Position Since

Ruben Azrak	59	Chairman of the Board, Chief Executive Officer, Principal Accounting Officer, Secretary	November 2010
Charles Azrak	24	Vice-President, Secretary and Director	November 2010
Victor Azrak	29	Vice President and Director	November 2010

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The board of directors believes that each of the directors set forth above has the necessary qualifications to be a member of the board of directors. Each of the directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the board of directors. Moreover, the board of directors believes that each director brings a strong background and skill set to the board of directors, giving the board of directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience. The following information sets forth the backgrounds and business experience of the directors and executive officers.

Ruben Azrak, Chairman, CEO and Director. Ruben Azrak, beginning in 1998, along with Russell Simmons, developed Phat Farm Licensing. Phat Farm Licensing was sold in 2004. In 1996 he started Check Group LLC, a company engaged in the apparel business. Mr. Azrak subsequently sold his entire interest in Check Group to a partner. Mr. Azrak is Chairman and a Director of RVC Enterprises, which was formed with his two sons, Victor and Charles. RVC now licenses DEREON, the junior sportswear line of the singer-actress Beyonce and ROCAWEAR, the ladies sportswear line from the entertainer-entrepreneur Jay-Z. In addition, RVC owns the license for ELLEN TRACY sportswear and BEVERLY HILLS POLO CLUB. Mr. Azrak is also President and the sole director of Lifeguard Licensing and Lucky Star licensing. Mr. Azrak is active in the real estate business as both an investor and owner of a number of commercial buildings throughout the NY City area.

Charles Azrak, Vice-President, Secretary and Director.  Charles Azrak has been involved in all phases of RVC's operations since 2006; specifically, Finance, Sourcing of Product and Production. Charles Azrak is Vice President, Secretary and a director of RVC. Charles Azrak is the son of Ruben Azrak and the brother of Victor Azrak.

Victor Azrak, Vice-President and Director. Victor Azrak managed Apple Bottoms, a women's clothing line in 2005. He oversaw product development, sales and design at Apple Bottoms and has continued in that capacity at RVC, since 2006. Victor Azrak is President and a Director of RVC. Victor Azrak is the son of Ruben Azrak and the brother of Charles Azrak.

Director Compensation

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Director Independence

Our board of directors currently consists of 3 directors. Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. We believe that none of our board members are independent directors in that they are all significant shareholders and are all members of the Azrak family. Charles and Victor Azrak are brothers and are the sons of Ruben Azrak.

Committees of the Board of Directors

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Code of Ethics

In connection with the consummation of this offering, we have adopted a written code of business conduct and ethics, to be known as our code of conduct, which will apply to our chief executive officer, our chief financial officer, our chief accounting officer and all persons providing similar functions.

A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to our Registration Statement on Form S-1, of which this Prospectus forms a part. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the Exhibits to our Form S-1.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No legal proceedings

During the past ten years, none of our directors have been subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) Engaging in any type of business practice; or

iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CONFLICTS OF INTEREST

Our directors and officers are and may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.  There exist potential conflicts of interest including allocation of time between us and their other business activities.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

No proceeds from this offering will be loaned to any present shareholder, officer, director or promoter. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

RELATED PARTY TRANSACTIONS

The following sets forth certain transactions involving us and our directors, executive officers and affiliates.

Other than the arrangements described under “Executive Compensation,” and “Material Agreements” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Following the consummation of this offering, we expect that our board members will be responsible for review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5.0% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

EXECUTIVE COMPENSATION

Introduction

We expect our current officers to manage our business during 2011 without the need for any additional executive officers. We do not intend to compensate any of our officers during 2011 and will reevaluate our compensation policy in 2012.

Summary Compensation Table

None of our officers, directors or employees has received compensation from us since we were organized and we don’t expect to pay any compensation to any officer or director in 2011. We have no employment agreement with any officer, director or employee.

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We did not grant any stock options to anyone during the most recent fiscal period ended December 31, 2010 or as of the date of this Prospectus.

Outstanding Equity Awards at December 31, 2010

There were no outstanding equity awards at December 31, 2010 or at the date of this Prospectus.

INDEMNIFICATION

Pursuant to the By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal
Meister Seelig & Fein LLP has acted as counsel for us in this offering and has provided an opinion on the validity of our common stock. Mitchell Lampert, a partner of Meister Seelig & Fein LLP, purchased 50,000 shares of our common stock for $100 in December 2010.

Accounting

The financial statements included in this Prospectus and in the Registration Statement have been audited by Connolly, Grady & Cha, PC to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Cautionary statement

The following discussion and analysis should be read in conjunction with the financial statements as restated included with this Form S-1. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Special Note Regarding Forward Looking Statements” and “Risk Factors”.

The following discussion and analysis should be read in conjunction with the Company’s financial statements and the notes associated with them contained elsewhere in this Prospectus.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of management of the Company.

Plan of Operations

The Company has been in a developmental phase since inception and had no revenues from operations for the period from inception, November 13, 2010 through March 31, 2011.

Losses for the period ended December 31, 2010 were $750.  Paid In Capital for the period ended December 31, 2010 was $38,573. Losses for the period ended March 31, 2011 were $1,400. Paid In Capital for the period ended March 31, 2011 was $221,245.

To satisfy its anticipated cash requirements for fiscal 2011, the Company will need to raise additional financing unless the Company is able to obtain sufficient cash from operations.  At this time, however, the Company does not anticipate generating sufficient cash from operations by the end of the 2011 fiscal year to fund its ongoing business.

Operating Expenses

The Company will incur operating expenses, consisting of expenses for marketing expenses (such as product samples, printing and postage expenses), travel expenses, and professional fees in the fiscal year ending December 31, 2011.  The Company believes that its primary cash requirements for the next 12 months will be in the area of marketing expenses, operations and infrastructure investment.  The Company anticipates that sales and marketing expenses will total approximately $100,000 in the 12 months ending December 31, 2011.  The Company expects that the funding for these payments will come from operations.

The Company does not anticipate any significant research and development expenses during the 12 months ending December 31, 2011.  Likewise, the Company does not anticipate an increase in the number of employees unless an increase in the Company’s operations requires additional employees.

Liquidity and Capital Resources

At March 31, 2011 and December 31, 2010, we had $222,044 and $40,722 in cash, respectively and a working capital amount of $222,044 and $40,722, respectively.  The accompanying financial statements indicate that the Company had at March 31, 2011 $222,044 and at December 31, 2010 $40,722 in liquidity.  As a publicly traded company subject to ongoing requirements with the Securities and Exchange Commission (SEC), the Company will continue to incur significant expenses to maintain current reporting status with the SEC.  Audit and professional fees will increase as a result of these requirements and the increases will impact the profitability of the company in future periods.  Our capital requirements will be significant.  We need substantial capital to acquire, develop and license brands.

The adequacy of available funds and our future capital requirements will depend on many factors, including the number of acquisitions of license brands we acquire.  Although we can make no assurance, we believe that cash flows from operations together with the net proceeds from this offering and our available borrowings will be sufficient to fund our capital requirements through at least 2011.  To fund future operations, we will need to raise additional capital through public or private equity or debt financing to continue our growth.  The sale of additional equity or debt securities could result in additional dilution to our shareholders.  We cannot predict whether additional capital will be available on favorable terms, if at all.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that are reasonably likely to have current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration and the filing and notification of effectiveness of our registration statement, we will be subject to the reporting requirements of Section 13(a) of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K with the Commission.  Such reports, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Index to Financial Statements of
Excel Corporation
A Development Stage Company

Contents

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of March 31, 2011 (unaudited) and December 31, 2010	F-3

Statements of Operations for the Three Months Ended March 31, 2011
(unaudited), From Inception on November 13, 2010 to December 31, 2010
and From Inception on November 13, 2010 through March 31, 2011 (unaudited)	F-4

Statements of Stockholders’ Equity for the Three Months Ended March 31, 2011
(unaudited), From Inception on November 13, 2010 to December 31, 2010
and From Inception on November 13, 2010 through March 31, 2011 (unaudited)	F-5

Statements of Cash Flows for the Three Months Ended March 31, 2011
(unaudited), From Inception on November 13, 2010 to December 31, 2010
and From Inception on November 13, 2010 through March 31, 2011 (unaudited)	F-6

Notes to Financial Statements	F-7

CONNOLLY, GRADY & CHA, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Excel Corporation
1384 Broadway
17th Floor
New York, New York 10018

We have audited the accompanying balance sheets of Excel Corporation (a Delaware corporation) (A Development Stage Company) as of December 31, 2010, and the related statements of operations, stockholders’ equity and cash flows for the period November 13, 2010 (date of inception) to December 31, 2010.  Excel Corporation’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excel Corporation as of December 31, 2010, and the results of its operations and its cash flows for the period from November 13, 2010 (date of inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Connolly, Grady & Cha, P.C.

Certified Public Accountants

Philadelphia, Pennsylvania

March 29, 2011

Excel Corporation
(A Development Stage Company)
Balance Sheet

	March 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$222,044	$40,722

Total assets	222,044	40,722

LIABILITIES AND STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, 10,000,000 shares authorized, none issued and outstanding
Common stock, $.0001 par value, 200,000,000 shares authorized 29,486,000 issued and outstanding at March 31, 2011 and 28,986,000 issued and outstanding at December 31, 2010	2,949	2,899
Additional paid-in capital	221,245	38,573
Deficit accumulated during the development stage	(2,150)	(750)

Total stockholders’ equity	222,044	40,722

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$222,044	$40,722

See notes to financial statements.

Excel Corporation
(A Development Stage Company)
Statement of Operations

		From Inception	From Inception
	For the Three	on November 13,	on November 13,
	Months Ended	2010 to December	2010 Through
	March 31, 2011	31, 2010	March 31, 2011
	(Unaudited)		(Unaudited)

Revenue – net	$	$	$

Cost of sales

Gross profit

Expenses
Filing fees	1,400	750	2,150

Total expenses	1,400	750	2,150

Net loss before income taxes	(1,400)	(750)	(2,150)

Income Taxes
Current	-0-	-0-	-0-
Deferred	-0-	-0-	-0-

Total income taxes	-0-	-0-	-0-

Net (Loss)	$ (1,400)	$ (750)	$ (2,150)

(Loss) per common share	$.00005	$.00003	$.00007

See notes to financial statements.

Excel Corporation
(A Development Stage Company)
Statement of Stockholders’ Equity
From November 13, 2010 (Date of Inception) to March 31, 2011

							Deficit
							Accumulated
						Additional	During the
	Preferred Stock		Common Stock			Paid-In	Development
	Shares	Amount	Shares	Amount		Capital	Stage

Balance, November 13, 2010		$		$		$	$

Issuance of common stock for cash at $.002 per share			28,986,000		2,899	55,073

Stock offering costs						(16,500)

Net loss from inception on November 13, 2010 to December 31, 2010							(750)

Balance, December 31, 2010			28,986,000		2,899	38,573	(750)

Issuance of common stock for cash at $.002 per share (unaudited)			500,000		50	199,950

Stock offering costs (unaudited)						(17,278)

Net loss for the three months ended March 31, 2011 (unaudited)							(1,400)

Balance, March 31, 2011 (unaudited)		$	29,486,000		$2,949	$221,245	$ (2,150)

See notes to financial statements.

Excel Corporation
(A Development Stage Company)
Statement of Cash Flows

Increase (Decrease) in Cash and Cash Equivalents

		From Inception	From Inception
	For the Three	on November 13,	on November 13,
	Months Ended	2010 to December	2010 Through
	March 31, 2011	31, 2010	March 31, 2011
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,400)	$(750)	$(2,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities

Net cash used in operating activities	(1,400)	(750)	(2,150)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	182,722	41,472	224,194

Net cash provided by financing activities	182,722	41,472	224,194

NET INCREASE IN CASH	181,322	40,722	222,044
Cash and cash equivalents, beginning of period	40,722	-0-	-0-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$222,044	$40,722	$222,044

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$-0-	$-0-	$-0-
Cash paid during the period for taxes	$-0-	$-0-	$-0-

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
For the period	NONE	NONE	NONE

See notes to the financial statements.

Excel Corporation
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011 (Unaudited) and
December 31, 2010

1.	ORGANIZATION AND OPERATIONS

Excel Corporation (the “Company”) was organized November 13, 2010 as a Delaware corporation.

Currently, the Company is considered a development stage company as defined by FASB ASC 915-205-45-6.  The Company intends to acquire, develop and license brands in a broad range of product categories.  The Company also intends to acquire, develop and license select brands where the brand name can be leveraged into new categories.  The Company’s objective is to develop a diversified portfolio of iconic consumer brands by issuing licenses and then organically growing the existing portfolio, licensing new brands and entering into joint ventures or other partnerships with the goal of leveraging the experience of management in the license of branded merchandise.

Based upon the experience of our management, we expect that our licenses will typically require our licensees to pay us royalties based upon net sales with guaranteed minimum royalties in the event that net sales do not reach specified targets.  We further expect that any licenses we issue will require licensees to pay us certain minimum amounts for the advertising and marketing of the respective license brands.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Date of Management’s Review of Subsequent Events

Subsequent events were considered through April 26, 2011 (unaudited) and March 31, 2011 which is the date the financial statements were available to be issued.

Accounting Method

The Company’s financial statements are prepared on the accrual method of accounting.

Revenue Recognition

The Company’s revenue consists of fees from licenses issued.  Revenues include royalties and brand fund contributions which are based on a percent of sales and an initial license fee.  Royalties, license fees and brand fund contributions are recognized in the period earned.

Excel Corporation
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011 (Unaudited) and
December 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

For purposes of reporting the statement of cash flows, the Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents.  The carrying amount of financial instruments included in cash and cash equivalents approximates fair value because of the short maturities for the instruments held.

Loss Per Share

Basic net loss per share is computed by dividing net loss available for common stock by the weighted average number of common shares outstanding during the period.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, Fair Value Measurements and Disclosures (“ASU 2010-06”).  ASU 2010-06 provides amendments that clarify existing disclosures and require new disclosures related to fair value measurements, providing greater disaggregated information on each class of assets and liabilities and more robust disclosures on transfers between levels 1 and 2, and activity in level 3 fair value measurements.  The Company adopted the applicable provisions within ASU 2010-06 effective January 1, 2010.  See Note 4 to the Financial Statements for further details.  The Company is currently evaluating the impact of adopting the level 3 disclosures of ASU 2010-06 that are effective for the fiscal years beginning after
December 15, 2010 and for interim periods within those fiscal years.

In February 2010, the FASB issued ASU No. 2010-09, Subsequent Events (“ASU 2010-09”).  ASU 2010-09 removes the requirement for an SEC filer to disclose a date in both the issued and revised financial statements for which the Company evaluated events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASU 2010-09 was effective as of February 2010.

Excel Corporation
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011 (Unaudited) and
December 31, 2010

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition – Milestone Method (“ASU 2010-17”).  ASU 2010-17 establishes criteria for a milestone to be considered substantive and allows recognition when the milestone is achieved in research or development arrangements.  In addition, it requires disclosure of certain information with respect to arrangements that contain milestones.  ASU 2010-17 is effective for the Company prospectively beginning January 1, 2011.  The Company has evaluated ASU 2010-17 and does not expect its adoption will have a significant impact on the Company’s results of operations, financial position or cash flows.

In December 2010, the FASB issued ASU No. 2010-29, Business Combinations (“ASU 2010-29”).  ASU 2010-29 addresses diversity in practice about the interpretation of the pro forma disclosure requirement for business combinations.  ASU 2010-29 requires disclosure of pro forma revenue and earnings for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period for both the current and any comparable periods reported.  The Company is currently evaluating the impact of adopting the disclosure requirements of ASU 2010-29 that are effective for fiscal years beginning after December 15, 2010.

4.	FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company utilizes a valuation hierarchy for disclosure of the inputs to the valuations used to measure fair value.  This hierarchy prioritizes the inputs into three broad levels as follows.  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.  Level 3 inputs are unobservable inputs based on the company’s own assumptions used to measure assets and liabilities at fair value.  A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

At March 31, 2011 (unaudited) and December 31, 2010, $222,044 and $40,722, respectively, of the Company’s cash and cash equivalents are valued as level 1 investments.

Excel Corporation
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011 (Unaudited) and
December 31, 2010

5.	INCOME TAXES

The Company accounts for income taxes in accordance with FASB Accounting Standards Codification Topic 740 which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

6.	STOCKHOLDERS' EQUITY

At March 31, 2011 (unaudited) and December 31, 2010, the Company had 200,000,000 shares of common stock authorized par value $.0001 and 10,000,000 shares of preferred stock authorized par value $.0001.

7.	STOCK OPTIONS

Under the Company's stock option plan, the Company may grant incentive and non statutory options to employees, non employee members of the Board and consultants and other independent advisors who provide services to the Corporation.  The maximum shares of common stock which may be issued over the term of the plan shall not exceed 4,000,000 shares.  Awards under this plan are made by the Board of Directors or a committee of the Board.  Options under the plan are to be issued at the market price of the stock on the day of the grant except to those issued to 10% or more stockholders which shall be issued at 110% of the fair market value on the day of the grant.  Each option exercisable at such time or times, during such period and for such numbers of shares shall be determined by the Plan Administrator.  However, no option shall have a term in excess of 10 years from the date of the grant.  As of March 31, 2011, no options have been issued.

8.	LOSS PER SHARE

Loss per share is based on the weighted average number of common shares.  Dilutive loss per share was not presented, as the Company as of March 31, 2011 (unaudited) and December 31, 2010 issued no options and no warrants which  would have had an antidilutive effect on earnings.

Excel Corporation
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

8.	LOSS PER SHARE (Continued)

		From Inception	From Inception
	For the Three	on November 13,	on November 13,
	Months Ended	2010 to December	2010 Through
	March 31, 2011	31, 2010	March 31, 2011
	(Unaudited)		(Unaudited)

Loss from continuing operations available to common stockholders	(1,400)	(750)	(2,150)

Weighted average number of common shares outstanding used in earnings per share during the period	29,486,000	28,986,000	29,486,000

Loss per common share	(.00005)	(.00003)	(.00007)

Prospectus

_______________________

Excel Corporation

Until_______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Expenses	Amount

Legal Fees	$50,000.00
Accounting and Audit Fees	$9,000.00
EDGAR Filing Fees	$4,000.00
Blue Sky Qualifications	$7,000.00
Printing	$4,000
Total*	$74,000

All amounts are estimates. None of the proceeds from the offering will be needed or used to pay for any of the offering expenses.

Item 14.  Indemnification of Directors and Officers.

 Our Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Delaware law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. We believe that our bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we issued a total of 29,486,000 shares of our common stock pursuant to exemptions from registration under Section 4(2) and/or Rule 506 of Securities Act. Of such amount, 28,986,000 shares were issued under Section 4(2) at $.002 per share, for aggregate consideration of $57,972 and 500,000 shares were issued at a price of $.40 per share for aggregate consideration of $200,000. No commissions or other fees were paid in connections with the sales of such shares. The issuance of the 29,486,000 shares was not a “public offering” as defined in Section 4(2) due to the manner of the offering and number of shares offered. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of Subscriber	Amount of Shares
Ruben Azrak	3,104,600
Charles Azrak	3,104,600
Victor Azrak	3,104,600
Sarah Azrak	3,104,600
Ruben Azrak Trust	6,902,600
Joseph Azrak	2,800,000
Mark Salaman	1,807,000
Steven Salaman	1,000,000
Michael Salaman	500,000
Dennis Ringer	2,308,000
Gabriel Zeitouni	300,000
Stanley Merdinger	500,000
Sam Esses	300,000
Mitchell Lampert	50,000
Brad Rose	50,000
Stuart Brister	50,000
Jack Listanowsky	62,500
Samuel Fox, MD	57,500
Michelle Fiore	50,000
Hymie Anteby	25,000
Steven Russo	25,000
Jan Arnett	20,000
Alan Cohen	20,000
Jonathan Rahn	20,000
Marvin Azrak	20,000
Barbara Mishan	15,000
Mark Sand	15,000
Edward Shalam	15,000
Benun Family Holdings	12,500
Danks Family Trust, Est. 1/5/90, Donald Danks & Terri Danks Trustees	12,500
Solomon Dabah	12,500
Victor Dabah	12,500
Mark J. Lippman	10,000
David Haddad Family Trust	10,000
Lydia Haddad	10,000
Michael Haddad Family Trust	10,000
Lawrence J. Rubenstein and Camille S. Rubinstein JTWROS	10,000
Richard Adjmi	10,000
Benjamin Tebele	10,000
Neil Goodman	10,000
David Rahn	5,000
Broder Law Group, P.C.	5,000
Alan Shrem	5,000
Susan Lang	5,000
Robert Lang	5,000

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

SEC Reference Number	Title of Document

3.1	Certificate of Incorporation	Filed herewith
3.2 3.3 3.4	Amended and Restated Certificate of Incorporation dated 11/30/2010 Certificate of Amendment of Certificate of Incorporation dated 1/19/2011 Bylaws	Filed herewith Filed herewith Filed herewith
5.1	Opinion of Meister Seelig& Fein LLP Regarding Legality	Filed herewith
10.1	2010 Stock Incentive Plan	Filed herewith
14.1	Code of Ethics	Filed herewith
23.1	Consent of Connolly, Grady & Cha, PC	Filed herewith
23.2	Consent of Meister Seelig& Fein LLP	Filed herewith on Exhibit 5.1

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)           include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         include any additional or changed material information on the plan of distribution.

(2)          that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)          that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of New York, State of New York, on April 25, 2011.

Excel Corporation

By:	/s/ Ruben Azrak
Ruben Azrak
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the April 25, 2011.

Signature	Title

/s/Ruben Azrak	Chief Executive Officer, Chief Financial Officer,
Ruben Azrak	Treasurer, Secretary, Principal Executive Officer, Principal Financial and Accounting Officer

/s/Victor Azrak	Vice-President, Secretary and Director
Victor Azrak

/s/ Charles Azrak	Vice President and Director
Charles Azrak

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

EXCEL CORPORATION